.
- Equinor, Annual Report on Form 20-F 2021

Code of

Conduct
Dear Colleague,

Our vision for Equinor is to be recognised as a

company that is shaping the future of energy. Our innovative, open and collaborative culture is
central to realising this vision. In Equinor, how we deliver is as important as what we deliver. I strongly believe that an ethical business culture
is the cornerstone of a sustainable company.

This Code of Conduct is your guide to ethical

business practice. It reflects our values and

our belief that conducting business in an ethical and
transparent manner is not just the right way to work, but is the only way to work. The Code of Conduct includes

mandatory requirements for
everyone who works on behalf of Equinor. My expectation is that the Code of Conduct, together with your good

judgment, will lead you to the
right decisions. You should seek guidance from your leader or other internal resources referred to in the Code of Conduct

if you are uncertain
on how to proceed.
Fundamental changes are happening in our industry

which has a key role in the energy transition

towards a net zero society. From geopolitics
and energy markets to our industry and our climate,

we face new realities. But our commitment

to high ethical standards in our business
operations stays firm. It is more important than

ever to earn the trust of our stakeholders – our people,

our owners, our business partners and
our communities. The Code of Conduct will assist

us in earning and sustaining this trust and in

building a prosperous company for the future.

We must work together to create our future Equinor.

I want Equinor to continue to be a leader

in ethical business conduct. I expect that

you carefully consider your business decisions to ensure
that they are in line with the Code of Conduct. Only

then will we maintain Equinor’s reputation

and continue to earn the trust that allows

the
company to succeed with our vision – the Equinor

Way.

Anders Opedal
President and CEO

Equinor, Annual Report on Form 20-F 2021

Table of contents
1 The Equinor Way
1.1 Equinor’s Commitment
1.2 Our Code of Conduct
1.3 Your Responsibilities
1.4 Responsibilities for Leaders
1.5 Asking Questions and Reporting Concerns
1.6 Ethics Helpline
1.7 Non-Retaliation Policy
1.8 Consequences of Breaches
1.9 Ethics and Compliance in Equinor
2 Respecting our People
2.1 Equality, Diversity and Inclusion
2.2 Harassment and Intimidation
2.3 Safety and Security
2.4 Privacy and Data Protection
2.5 Drugs and Alcohol
2.6 Purchase of Sexual Services

3 Conducting our Operations

3.1 Anti-Corruption
3.2 Conflict of Interest
3.3 Directorships and Ownership Interests
3.4 International Trade Restrictions
3.5 Anti-Money Laundering and Facilitation of Tax Evasion
3.6 Financial and Business Records and Reporting
3.7 Property and Assets
3.8 IT Systems
3.9 Information Management and Confidentiality
3.10 Inside Information

4 Relating to our Business Partners
4.1 Suppliers and Business Partners

4.2 Intermediaries

4.3 Fair Competition

4.4 Gifts, Hospitality and Expenses

5 Communities and Environment

5.1 Community Engagement

5.2 Environment

5.3 Public Communication

5.4 Public Affairs

5.5 Public Officials

The Code of Conduct will be printed in updated

versions when deemed necessary. However, any changes will be updated in the electronic version as and when required, and this will always

represent the most recent edition.
English and Norwegian are the official versions.

.
- Equinor, Annual Report on Form 20-F 2021

1 The Equinor way
1.1 Equinor’s Commitment
Our ability to create value is dependent on applying

high ethical standards to create a trust-based relationship

with our people, our owners, our
business partners and our communities.

In our business activities, we will comply with

applicable laws, act in an ethical, sustainable and

socially responsible manner and practice good
corporate governance. We will conduct our business consistently with the United Nations Guiding Principles on

Business and Human Rights
and the ten Principles of the Global Compact, in

the manner as set out in our Human Rights

Policy. We support the Paris Climate Agreement
and the UN Sustainable Development Goals. We will maintain

an open dialogue on ethical issues,

internally and externally.

1.2 Our Code of Conduct
The Code of Conduct (the Code) sets out our

expectations, commitments and requirements

for ethical conduct. The Code applies to Equinor’s
board members, employees and hired personnel.
The Code reflects our values: Open, Collaborative,

Courageous, and Caring. The Code includes

our most important requirements, provides
references to more detailed requirements in our governing

documents and refers to other helpful resources.

However, the Code does not
remove the need for you to exercise good judgment.

The Code has been approved by the Equinor’s

Board of Directors and provided for in
The Equinor Book.
Additional requirements and helpful tools
●

Equinor Book - App. G Human Rights policy

1.3 Your Responsibilities
We set high ethical standards for everyone who acts

on Equinor’s behalf. It is your responsibility

to comply with the Code, both in letter and

in
spirit. You are also responsible for complying with other governing documents and applicable laws relevant to your work.

Equinor, Annual Report on Form 20-F 2021

What this means to you

●

Familiarise yourself with the Code as well as other

governing documents and applicable laws

relevant to your work.

●

Act comfortably within our ethical standards and within

the law. Operating in a grey zone increases the risk of things going wrong.
When in doubt, disclose the issue to your leader

and discuss it openly.
●

Spend sufficient time on difficult decisions and raise issues early. The wrong decisions are often taken when things have not been
thought through properly and you are pressured into

taking a rash decision.

●

If there is a difference between a legal requirement and

the Code, apply the most stringent standard.
●

Participate in required ethics and compliance training and

confirm annually that you have familiarised yourself and

will comply with
the Code.

1.4 Responsibilities for Leaders
We are committed to recruit and continuously develop

the best leaders for our company. We expect our leaders to demonstrate ownership

and
commitment to our ethical standards by what they

say and do. As a leader you must ensure

that activities within your area of responsibility

are
carried out in accordance with the Code, other

governing documents and applicable laws.

What this means to you

●
Be a role model for ethical leadership through

promotion of compliance and ethics. Show

by behaviour what it means to act with
integrity.

●
Communicate the requirements in the Code and provide

advice with respect to its interpretation and

application.

●
Create an environment where people feel comfortable

speaking up and asking questions without risk

of retaliation.
●
Be consistent when enforcing our standards and

holding people accountable for their behaviour

at work.

●
Make sure your team members participate in required

ethics and compliance training.
1.5 Asking Questions and Reporting Concerns

The Code aims at being as clear and

direct as possible, but it cannot address every

situation that may arise. We have an open
communications policy, and you should raise questions or seek advice when you are uncertain on how to proceed in any given

situation.

If you suspect a possible violation of the Code or other

unethical conduct, it is your duty to

report this immediately. This includes any attempt of
corruption you may become aware of. We recognise that

raising a concern is not always easy and we

have several channels for taking
concerns forward.

What this means to you

●

Inform your leader immediately if you become aware

of any activity that you think is a violation of

the Code. Alternatively, you can
contact your leader’s superior.
●

If you do not feel comfortable with those options,

you can contact your local human resources representative,

your local compliance
officer or the ethics and compliance function.

●

If you are uncomfortable using any of these channels,

you can report your concern to the Ethics

Helpline.
●

You may use the same channels to ask any questions regarding compliance with the Code.

●

General questions regarding the interpretation of

the Code may also be addressed to Service@Equinor.

1.6 The Ethics Helpline

The Ethics Helpline is a multi-language service available

24 hours a day, 7 days a week and provides a toll-free phone service and a web
submission portal. It is available for any person

who has a legitimate concern. You may choose to remain anonymous where allowed by law.
Additional requirements and helpful tools
●

WR1408 Ethics Helpline
1.7 Non-Retaliation Policy

We will not tolerate any form of retaliation against any

person who has raised an ethical or legal

concern in good faith. Acting in good faith
means that you have made a sincere report in a

responsible manner through any of the

channels listed above. This applies even if your

report
does not turn out to be an actual violation.

.
- Equinor, Annual Report on Form 20-F 2021

1.8 Consequences of Breaches
We will not tolerate any breaches of the Code or the

law. Potential misconduct may be investigated by corporate audit or other relevant
internal or external experts. We will pursue remedial

measures if you breach the Code or laws. The

same applies to leaders who disregard or
tolerate such breaches either through negligence or

actual knowledge. The remedial measures may

include termination of your employment
contract and reporting

to relevant authorities.
Incidents of ethical misconduct shall be registered

and reported in accordance with our governing

documents.

Additional requirements and helpful tools
●

FR16 People and leadership

●

WR2417 Ethics incident reporting
1.9 Ethics and Compliance in Equinor
We work in a systematic manner to ensure compliance with

the Code and applicable laws. Our ethics

and compliance function, headed by the
Chief Ethics and Compliance Officer, is responsible for supervising Equinor’s ethics and compliance activities, including

providing guidance on
the Code and following up potential breaches. The Chief

Ethics and Compliance Officer will appoint one compliance

officer to assist in such
work for each business area and for selected

corporate staffs. The business areas and corporate staffs shall appoint local compliance officers
where required.

The Corporate Executive Committee constitutes

Equinor’s ethics committee. In addition, ethics

committees have been established in the
business areas and most corporate staffs, comprising the respective management teams. The committees will ensure a

strong focus on,
common understanding of, and compliance with

Equinor’s ethical requirements.
Additional requirements and helpful tools
●

Equinor Book - App. D Committees
●

WR2595 The compliance officer role

Equinor, Annual Report on Form 20-F 2021

2 Respecting our people
2.1 Equality, Diversity and Inclusion
Every employee is an important member of the

Equinor team. We are committed to providing an inclusive environment recognised for its
equality and diversity, and we will treat everyone with fairness, respect and dignity. We do not tolerate any discrimination of colleagues or others affected by our operations. Discrimination includes

all unequal treatment, exclusion or preference

based on race, gender, age,
disability, sexual orientation, religion, political views, national or ethnic origin or any other characteristic that results in compromising

the
principle of equality.

What this means to you

●

Treat everyone with fairness, respect and dignity.
●

Base your work-related decisions on merit and not

on other characteristics that result in compromising

the principle of equality.

Additional requirements and helpful tools
●

FR16 People and leadership
2.2 Harassment and Intimidation
Courtesy and respect are important aspects

of a sound working environment and business dealings.

We expect you to treat everyone you
meet through work or work-related activities in

a respectful manner. We will not tolerate any form of harassment or actions that reasonably can
be considered as offensive or intimidating, including

any form of unwanted attention of a sexual

nature.
What this means to you

●

Take responsibility to create and maintain a good working environment.

.
- Equinor, Annual Report on Form 20-F 2021

●

Never engage in harassment, bullying, workplace

violence or other behaviour that colleagues or business

partners may regard as
threatening or degrading.

●

Offensive messages, derogatory remarks and inappropriate

jokes are never acceptable.
●

Respect other people’s customs or culture.
●

Speak up if you observe or experience harassment

or intimidating behaviour.
Additional requirements and helpful tools
●

GL0658 Handle harassment/bullying complaint
2.3 Safety and Security
Equinor’s safety and security vision is zero

harm. We are committed to providing a safe, healthy and

secure environment for all personnel at
our facilities and job sites, preventing accidents and

incidents from affecting people, environment and our

assets. To build a culture that is
Always Safe will require consistent use of I am

Safety expectations, Security Rules, Life Saving Rules

and a continued focus on learning and
improvement.

What this means to you

●

Safety and security is everyone’s responsibility. You must understand and act on your responsibilities to contribute to a healthy, safe
and secure work environment.

●

Stop work immediately if you consider it unsafe.

●

Report any incident or unsafe condition as soon as

possible. If you see something, say something.
●

Know the relevant emergency procedures for your

work.
Additional requirements and helpful tools
●

FR10 Safety and security
2.4 Privacy and Data Protection
Privacy and data protection laws protect the

integrity and confidentiality of a person’s private information.

We are committed to protecting the
privacy rights of our employees and everyone

with whom we do business. We will only use personal

data for appropriate purposes, and
personal data will be processed in accordance with

applicable laws, internal requirements and

Equinor’s Binding Corporate Rules.
What this means to you

●

Respect everyone’s right to privacy. If your job includes handling personal data, ensure that you are sufficiently familiar with and
comply with our internal requirements on processing

of personal data.

●

If you have permanent or regular access to personal

data, or if you are involved in the collection,

copying, storing, analysing or
disclosing of personal data, take appropriate

training.

Additional requirements and helpful tools
●

WR1495 Processing of personal data

●

Binding Corporate Rules

●

GL0473 Guideline for Processing of Personal Data

2.5 Drugs and Alcohol

Equinor is a drug and alcohol-free workplace. We will

not tolerate anyone being under the influence

of drugs or alcohol while at work for
Equinor. Limited amounts of alcohol may, however, be consumed when local custom and occasion make it appropriate,

and provided the
consumption is not combined with operating machinery, driving or any other incompatible activity. Tests for drugs and alcohol may be
conducted whenever deemed necessary and in accordance

with applicable laws.
What this means to you

●

Never work under the influence of drugs or alcohol.
●

Be conscious about work-related events where alcohol

is served and show moderation.
Additional requirements and helpful tools
●

FR16 People and leadership

2.6 Purchase of Sexual Services

Equinor, Annual Report on Form 20-F 2021

Purchase of sexual services may be illegal, support

human trafficking and pose a security risk. Human

trafficking is a violation of human rights.
Regardless of local rules, regulations and customs,

Equinor prohibits the purchase of sexual services

when on assignments or business trips
for Equinor. This also includes any contribution to the purchase of such services.

What this means to you

●

Never purchase sexual services when you are on

business trips or other assignments, including

long-term assignments.
●

Never influence others to purchase sexual services and

never accept to receive sexual services others

have paid for.
3 Conducting our operations
3.1 Anti-Corruption
Corruption undermines legitimate business activities, distorts competition, ruins reputations and exposes companies

and individuals to
risk. We have zero tolerance for corruption in any form,

including bribery, facilitation payments and trading in influence. We will comply with all applicable anti-corruption laws and regulations

and take active steps to ensure that

corruption does not occur in relation to
Equinor’s business activities.
Transparency is vital in the combat of corruption. We are committed to conducting our business activities in an open

and transparent
manner, promoting transparency in our industry and supporting efforts to combat corruption worldwide.
What this means to you

●

Never engage in, authorise or tolerate corruption

at any time for any reason.

●

Never offer or accept an improper advantage. An improper

advantage is an advantage that has no

legitimate business purpose and
is given to influence the recipient’s decision making.
●

Payment extorted from you under threat of life,

health, safety or illegal detention is allowed and

will not result in any form of
retaliation, but you must report the payment immediately.

.
- Equinor, Annual Report on Form 20-F 2021

●

Know your business partner, follow our integrity due diligence requirements and never engage others to do something we

cannot
ethically or legally do ourselves.
●

Participate in required anti-corruption training and understand the risks you face in your work.

Additional requirements and helpful tools
●

Anti-corruption compliance manual

●

Anti-Corruption Compliance Program

3.2 Conflict of Interest
Equinor respects your right to manage your personal

affairs and investments. However, a conflict of interest may occur when your personal
interests and Equinor’s interests are

different and this may interfere with your ability to make

the right decision for Equinor. We expect you to
always act in the best interest of Equinor

when you are representing the company. You should avoid situations with actual, potential or perceived conflict of interest.

What this means to you

●

Do not work in connection with any Equinor or

Equinor related transaction, procurement, contract award

or other matter in which you
have, or a related party has a financial interest.

A related party means your partner, close relative or any other person with whom
you or they have close relations.

●

The same restriction applies where there are other

circumstances that undermine trust in your ability

to act in the best interest of
Equinor.

●

Be open, disclose and discuss with your leader

any actual, potential or perceived conflict

of interest. The leader will then decide
whether any measures should be taken, for instance

stepping back from the situation that caused

the conflict of interest.

3.3 Directorships and Ownership Interests

We expect you to spend your full working day on Equinor

matters. Before accepting external directorships or other

material assignments, you
must obtain prior written consent from your senior

vice president or, for any employees above this level, your leader. If you hold directorships on behalf of Equinor, you are not entitled to board remuneration, but if you hold directorships in a private capacity, you may retain any remuneration paid. Elected employee representatives

on the board of Equinor ASA may receive

the remuneration decided by the corporate
assembly.

There are certain specific requirements for registering

directorships for the following group of employees:

(1) The CEO, executive vice
presidents and senior vice presidents; (2) employee representatives on the board of Equinor ASA and (3)

employees exerting influence on
Equinor’s procurement or other contract awards.

These categories of employees must register

all directorships, except directorships in
Equinor subsidiaries or when representing Equinor

in non-controlled companies, in our personnel data

system. This information must be
updated on a continuous basis and verified once

a year.
Furthermore, employees in groups (1) and (2) cannot

hold ownership interests, or options to ownership

interests, directly or indirectly, in any
company that does or seeks to do business with

Equinor if the employee can exert influence on business

decisions related to such company.
The same applies to companies that are competitors

to Equinor. This prohibition does not apply to ownership interests in securities funds or
shares in Equinor ASA.

What this means to you

●

Ensure you have the required approval before accepting

a directorship or material assignment for another

company.

●

Note the special requirements for registration of

directorships for certain employees.

●

Note the special prohibition of ownership interests

in other companies for certain employees.
Additional requirements and helpful tools
●

GL0548 Equinor Board of directors handbook

3.4 International Trade Restrictions
Countries can impose various economic sanctions restrictions targeting business dealings with specific countries,

economic sectors, entities or
individuals of concern. Export controls on the export

or in-country transfer of certain restricted items,

technology and software are also
common. We will comply with all applicable economic

sanctions as well as export and import control

laws. We will assess whether government
authorisation is required before engaging in activities

involving restricted items, sanctioned parties or

countries and will obtain and comply with
all required authorisations.

What this means to you

●

Screen your business partners, suppliers and other

parties (including any ownership of the same)

against relevant restricted parties’
lists.

Equinor, Annual Report on Form 20-F 2021

●

Obtain and comply with necessary governmental licences

where cross-border export or import activity involves

restricted items,
technology or software.

●

Be mindful that both sanctions and export control regulations are complex and subject to frequent changes.

Stay updated on the
rules applicable to your business activity.
●

Seek advice from the legal department if asked

to deal with

a sanctioned party, market or country.

Additional requirements and helpful tools
●

WR2988 Integrity due diligence
●

GL0358 Legal recommendations for compliance with

EU/Norway sanctions related to certain countries

●

Sanctions search tool on the integrity due diligence

portal

3.5 Anti-Money Laundering and Facilitation of Tax Evasion
Money laundering is illegal and supports other

criminal activities, including drug trafficking, terrorism,

corruption, human rights violations and
tax evasion. Money laundering is the processes

of disguising the proceeds of crime in order

to hide its illegal origins or otherwise dealing

with
the proceeds of crime. Criminal proceeds include

not only money, but all forms of assets, real estate and intangible property that are derived
from criminal activity. We will comply with all applicable anti-money laundering laws.
Tax evasion is an illegal practice where a person or entity evades paying their actual tax liability. We do not tolerate the facilitation of tax evasion by persons who act for or on behalf

of Equinor.
What this means to you

●

Be attentive to unusual payments, invoicing and banking

arrangement as well as unusual tax

status of suppliers.
●

Seek advice from the legal department if you need

a better understanding of money laundering or tax

evasion and how to mitigate
such risk to Equinor.
●

Know your business partners and make sure you

follow our integrity due diligence requirements.
3.6 Financial and Business Records and Reporting

Recording and reporting financial or non-financial information completely, accurately and objectively is essential for Equinor’s credibility

and
reputation. It is also a prerequisite for meeting legal

and regulatory obligations and standards. We are

committed to transparency and
accuracy in all our dealings, and we will provide

full, fair, accurate and understandable disclosures in our financial reports, documents filed
with regulatory authorities and in other public

communications.

What this means to you

●

The data and information you submit in our books

and records must be accurate, complete and

reliable. This includes both financial
and non- financial information, such as environmental

data and operations reports.
●

Any accounting information you provide must be correct

and registered in accordance with applicable

laws and relevant accounting
standards.

●

Never enter false, misleading or artificial entries in

our books and records. Any such intentional act

may be treated as fraud.
●

Always exercise the highest standard of care

when preparing business, operations and financial

records to ensure full, fair, accurate
and understandable information in all our reporting

and public communications.
●

If you suspect or become aware of any indications

of fraud, improper financial business records and

reporting or allegations of such,
you shall report it to your leader or the Ethics Helpline

immediately.

Additional requirements and helpful tools
●

FR14 Finance and control
●

WR1366 Accounting manual

3.7 Property and Assets
We trust you with Equinor’s assets so that you

can effectively do your work. You are responsible for safeguarding those assets against loss,
theft and misuse. Equinor’s assets include

facilities, equipment, computers, software, information,

intangible property rights and financial
assets. We will not tolerate any misuse of our assets

for personal benefit.
What this means to you

●

Any use of Equinor’s assets for purposes not

directly related to our business, unless specifically

provided for in this Code, requires
permission from your leader.
●

Ensure that documents used to obtain company funds

and property are accurate and complete. This

includes time sheets, invoices,
benefit claims and travel and expense reimbursement

reports and underlying documentation. Inaccurate

or unsubstantiated records
may be treated as fraud.

.
- Equinor, Annual Report on Form 20-F 2021

●

As a leader you must ensure proper control before

you approve any time sheets, invoices, benefit claims

and travel and expense
reimbursement reports and underlying documentation

for people in your team.
3.8 IT Systems
The use of our IT systems must be based

on business needs. Information produced and

stored on our IT systems is Equinor’s property

and
may be accessed in accordance with applicable

law. Cyber-attacks and malicious activity are a continuous threat to Equinor, and use of our IT
solutions and equipment may be monitored to

detect such risk. This includes blocking access

to inappropriate web sites and interception of
any information transmitted by or stored on our

IT systems.
What this means to you

●

Handle and archive documents according to Equinor’s

information management requirements and security

classification system.
●

Never use our IT systems to perform illegal

or unethical

activities, including downloading or sending offensive

material.
●

You must be vigilant of cyber-attacks and malicious activity such as phishing and immediately report any incidents.
●

Limited personal use of our IT systems is permitted,

but such use should be kept to a minimum

and have no adverse effect on cost,
IT security or productivity. This includes the private use of social media.
●

Respect computer software copyrights and comply with

the terms and conditions of software licences.

Additional requirements and helpful tools
●

WR1211 Information security

3.9 Information Management and Confidentiality
During the course of business, we gain and produce

information that is vital to our financial and business

integrity. Such information may,
however, also be valuable for competitors and others. We will protect information created by us, or given to us, to ensure

appropriate
confidentiality and integrity. It is important to share information across the organisation to ensure collaboration, efficiency and experience
transfer, but information transfer and access must take place in accordance with our security classification system for information
management.

What this means to you

●

Make sure you are familiar with and comply with

our information management and security classification

system when handling
company information.

●

Do not use Equinor’s information acquired through

your work for personal advantage or for the

purpose of competing with Equinor.
●

You have a duty of confidentiality, which applies even after your employment or assignment with Equinor has ended.
Additional requirements and helpful tools
●

WR0158 Information management

3.10 Inside Information
Equinor supports fair and open securities markets wherever

we operate. You may become aware of information about Equinor or other companies that is not publicly available. Such information

may constitute inside information. Inside information

is precise information likely to
have a significant effect on the price of securities and

which is not publicly available or commonly

known to the market. If you are in
possession of inside information, even if acquired

incidentally, you have a legal duty of confidentiality and due care of handling to prevent such
information from coming into the possession of unauthorised

persons. Any use of inside information about

Equinor or other publicly traded
companies for personal gain is prohibited.
Certain persons, such as members of the Board of

Directors and Corporate Executive Committee,

are considered primary insiders. Additional
restrictions apply for primary insiders.
What this means to you

●

Never buy or sell Equinor’s or other

companies’ shares or other securities, or provide

advice to others’ investment decisions, when
you have access to inside information.
●

Holders of inside information must treat this

confidentially and can only pass such information

to individuals who need it in their work
for Equinor based on authorisation from the

information owner.

●

Holders of inside information relevant for the Equinor

share price must be listed in Equinor’s insider

listing system.

●

The restriction on buying Equinor shares when you hold

inside information does not prevent you from participating

in our share
savings program.
Additional requirements and helpful tools
●

WR1921 Primary insiders

Equinor, Annual Report on Form 20-F 2021

●

WR2401 Inside information

4 Relating to our business partners
4.1 Suppliers and Business Partners
Business relationships based on trust and transparency

are vital to our business. Our suppliers and

business partners are essential to our
ability to do business but can also cause or contribute

to harm people and expose us to reputational,

operational and legal risk. We expect our
suppliers and business partners to comply with

applicable laws, respect internationally recognised

human rights and adhere to ethical
standards which are consistent with our ethical

requirements when working for or together

with us. We seek to work with others who share

our
commitment to ethics and compliance, and we manage

risk through in-depth knowledge of our

suppliers, business partners and markets.

What this means to you

●

Before you establish or amend any business relationship,

you must follow our procedures for integrity due

diligence and human
rights due diligence.

●

Communicate and follow-up regularly and clearly our

expectations to our suppliers and business partners.
●

Report any misconduct by a supplier or business

partner to your leader or any of the other

reporting channels listed in the Code.
Additional requirements and helpful tools
●

Equinor Book, Appendix G: Human rights policy

●

WR2988 Integrity due diligence

●

WR2452 Joint venture management related to anti-corruption

compliance
●

GL0349 Guidance on anti-corruption for non

Equinor operated joint ventures

.
- Equinor, Annual Report on Form 20-F 2021

●

Integrity due diligence portal

4.2 Intermediaries
Intermediaries are a particular type of business

partner and include agents, consultants, lobbyists and

others who act as a link between
Equinor and others. The use of intermediaries

may pose a particular risk to us, and we therefore

have additional requirements for hiring
intermediaries. It is mandatory to perform integrity due

diligence on all intermediaries. The agreed

compensation must be proportionate to the
service rendered and only paid against satisfactory

documentation of work performed, which must

be regularly monitored. The agreement with
the intermediary must be made in writing, describe

the true relationship with Equinor and include

an obligation to follow the Code.

What this means to you

●

Any intermediary you plan to hire must be subject

to integrity due diligence.

●

Monitor regularly the work performed by the intermediary

to ensure it is in line with the Code.
4.3 Fair Competition

We believe in the benefits of competition, and Equinor will

always compete in a fair and ethically justifiable

manner. We will comply with
applicable competition and antitrust laws. We will not engage in or tolerate anyone who engages in anti-competitive

behaviour, such as price
fixing, bid rigging, market sharing or abuse of market

power.
We participate in legal collaborative projects with other

companies and share information required for

such projects. It may be a violation of
competition and antitrust rules to receive or

share with competitors non-public commercially sensitive

information beyond what is necessary for
a legal cooperation. Commercially sensitive information

includes information which may reduce uncertainty

about future market conduct, such
as prices, competitive bids, commercial strategies,

costs, customers and suppliers.

What this means to you

●

Do not enter into anti-competitive agreements or

engage in anti-competitive conduct, such as agreeing

with competitors to fix prices
or to allocate markets by territory, by products or by customers.
●

Be vigilant of situations where non-public commercially

sensitive information may be exchanged and speak

out against disclosure of
information by others to you. Never share

such information with competitors.
●

Competition laws are complex and often require

a detailed assessment of facts. If you are

in doubt, seek advice from the legal
department.
●

Participate in required competition and antitrust compliance training.
Additional requirements and helpful tools
●

WR2447 Competition law compliance
●

WR1837 Inspections by authorities
●

Competition compliance manual

4.4 Gifts, Hospitality and Expenses

Relationships with our business partners can be

built and strengthened through legitimate

networking and social interaction. However, giving
or accepting gifts and hospitality may be regarded

as corruption in certain situations, and we have

strict limits for when we allow the giving or
acceptance of gifts and hospitality.
As a general rule, we do not offer or accept gifts,

except for promotional items of minimal value.

In a situation where it would clearly give
offence to refuse, the gift may be accepted if it is of reasonable value and handed over to Equinor immediately. We only offer or accept hospitality where there is a clear business reason

for Equinor to participate and the costs involved

are reasonable. We will always pay our own
costs related to travel, accommodation and other related

expenses. Except as otherwise stated in the

Code, we do not pay travel,
accommodation and other related expenses for others.

What this means to you

●

Never offer or accept gifts, except for promotional items

of minimal value.
●

Before accepting or offering hospitality, ensure that it is in line with our requirements.

Written approval from your leader is required
unless the hospitality clearly is acceptable.

●

Ask yourself how the acceptance or offer would be perceived

by others and never offer or accept anything

that is or could be
perceived as an improper advantage.
●

Ensure that all acceptance and offering of hospitality are

open, transparent and properly documented.
Additional requirements and helpful tools
●

GL0537 Offering and accepting gifts, hospitality and expenses

Equinor, Annual Report on Form 20-F 2021

●

WR1803 Management of social investment

5 Communities and Environment
5.1 Community Engagement

Stakeholder engagement is a central element of our

commitment to create lasting local value. We aim to

create such value to local
communities through our business activities. In

our dialogue and engagement with them we

seek to understand their expectations and explore
opportunities for mutual benefits. Solutions must be relevant to our business needs and local conditions and

comply with our values, policies
and local regulations. Our contribution to communities

may include direct and indirect local employment,

local procurement of goods and
services, local infrastructure development and capacity

building as well as social investments.

Timely and meaningful engagement with members of local

communities is a central element of our commitment

to assess actual and potential
human rights impact from our activities and business

relationships, as appropriate. We will aim to apply

effective prevention and mitigation
actions where needed. Where we have caused or

contributed to adverse human rights impacts, we

will provide or cooperate in providing
appropriate remediation. This includes establishing effective grievance mechanisms, where relevant.
What this means to you

●

Systematically consider and address the impact

our activities may have on local communities and

take this into account when
making business decisions, including in relation

to their use of land, water and other natural

resources.

●

When seeking to apply effective prevention and mitigation

actions, ensure they are addressing potential impacts

fairly and without
discriminating to any affected members of the local community.

●

Be particularly attentive to those most vulnerable to adverse impacts, including women, children and indigenous

peoples.

●

Familiarise yourself with our human rights policy and

report any potential negative human rights

impact related to our operations or
in those of our business partners.

.
- Equinor, Annual Report on Form 20-F 2021

●

Actively identify opportunities related to our activities

that can contribute to local value creation through local employment, procurement and capacity development.

●

Ensure that social contributions are made in compliance

with our anti-corruption requirements.
Additional requirements and helpful tools
●

Equinor Book, Appendix G: Human rights policy

●

FR11 Sustainability

●

WR1803 Management of social investment
●

WR2297 The rights of indigenous and tribal people
●

WR2614 Community grievance mechanisms
●

GL0626 Community engagement guidelines

5.2 Environment

We are committed to preventing harm to the environment.

We apply the principle of continuous improvement

when managing impacts and
risks to the environment. We aim for outstanding natural

resource efficiency and work actively to limit greenhouse

gas emissions from our
activities. We will comply with all applicable environmental laws and regulations.

What this means to you

●

Assess and communicate the impacts our activities

have or may have on the environment.
●

Ensure that relevant measures are taken into account

when making business decisions, including the use of

environmentally friendly
technologies.
●

Contribute actively to efficient use of resources, carbon

efficient operations and prevention of harm to the natural

environment.
●

Assess and follow-up results and contribute to continued

improvement.
5.3 Public Communication

We believe that open, honest and accurate communication

is essential to our integrity and business

success. We will communicate about
Equinor in a consistent manner, and only authorised persons may talk to the media, members of the investment

community or make
statements on Equinor’s behalf on social

media. Any private use of social media must not

breach confidentiality obligations and should not
compromise Equinor’s reputation or business

interests.

What this means to you

●

Do not speak on Equinor’s behalf unless authorised

to do so. Enquiries from the media shall be

directed to corporate
communication.

●

If you participate in social media, use good judgement

and show respect towards your colleagues,

business partners and
communities. Be vigilant that participating in social

media may represent a security risk.
Additional requirements and helpful tools
●

FR13 Communication

●

Social Media Guidelines

5.4 Public Affairs

We will make Equinor’s position known on important

industry matters through proactive engagement with

government policy makers and other
stakeholders, such as the media, civil society and

international institutions. However, we will not make gifts, donations or otherwise support
political parties or individual politicians. We may nevertheless be members of interest organisations relevant

for our industry that support
political parties or certain political issues. Any hiring

of lobbyists will be in accordance with

applicable law and subject to full disclosure to

any
external party they wish to influence that the lobbyist

represents Equinor.

What this means to you

●

Do not use company funds or resources to support any

political candidates or party. Never use your position in Equinor to try to
influence any person to make political contributions.
●

Ensure that all contracts with lobbyists impose an obligation to disclose to any external party they wish

to influence that the lobbyist
represents Equinor.
●

If you choose to participate in political activities or

give any public contributions, this must be personal

and not linked to Equinor.

Equinor, Annual Report on Form 20-F 2021

5.5 Public Officials

In our business operations or public affairs activities,

we often interact with public officials. Many

countries have rules regarding accepted
conduct when dealing with public officials, such as prohibiting giving anything of value. We will never offer or authorise

anything of value or
payments to public officials unless specifically provided

for in the Code. We can, however, cover the reasonable and legitimate travel,
accommodation and other related travel expenses

of public officials when they are related to the promotion

or demonstration of our products
or services or the execution of a contract with

a government.

What this means to you

●

Take particular care when interacting with public officials.

●

Never offer or agree to pay travel or accommodation

for any public official unless a hosting application

has been completed and
properly approved by the Chief Ethics and Compliance

Officer and the relevant EVP.
Additional requirements and helpful tools
●

Hosting form for public officials

www.equinor.com

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